As filed with the Securities and Exchange Commission on March 5, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Utah	87-0401551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2331

(Address of Principal Executive Offices) (Zip Code)

FRANKLIN COVEY CO. 2022 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Stephen D. Young

Chief Financial Officer

Franklin Covey Co.

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2331

(Name and address of agent for service)

(801) 817-1776

(Telephone number, including area code, of agent for service)

Copy to:

David Marx Esq.

Dan Lyman Esq.

Dorsey & Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, UT 84111

(801) 933-7363

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register 575,000 shares of common stock, par value $0.05 per share (the “Common Stock”), of Franklin Covey Co. (the “Company”) which may be issued under the Franklin Covey Co. 2022 Omnibus Incentive Plan, as amended by that certain Amendment No.1 (as amended, the “Plan”).

The Company previously registered an aggregate 1,000,000 shares of its Common Stock for issuance under the Plan by a registration statement on Form S-8 (File No. 333-262526) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2022 (the “Prior Registration Statement”). On November 15, 2024, the Company’s Board of Directors increased the authorized number of shares under the Plan from 1,000,000 to 1,575,000 shares, which the Company’s stockholders approved on January 24, 2025.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Franklin Covey Co. (the “Company”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024;

(b)	the Company’s definitive proxy statement on Schedule 14A filed on December 20, 2024, and amended on January 13, 2025, and January 13, 2025;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2024, and ;

(d)	the Company’s Current Reports on Form 8-K filed with the SEC on October 23, 2024, December 19, 2024, and January 24, 2025; and

(e)

the description of the Company’s Common Stock, par value $0.05 per share, as contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Company’s common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2019, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

We also incorporate by reference into this Registration Statement all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the completion or termination of the offering. Notwithstanding the foregoing, unless expressly incorporated into this Registration Statement, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC. Any statements contained in a previously filed document incorporated by reference into this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Restatement dated March 4, 2005 amending and restating the Company’s Articles of Incorporation (incorporated by reference to Report on Form 8-K filed with the Commission on March 10, 2005)

4.2	Amendment to Amended and Restated Articles of Incorporation of Franklin Covey (Appendix C) (incorporated by reference to Definitive Proxy Statement on Form DEF 14A filed with the Commission on December 12, 2005)

4.3	Amended and Restated Bylaws of Franklin Covey Co. (incorporated by reference to Report on Form 8-K filed with the Commission on February 1, 2012)

4.4	Specimen Form of Stock Certificate for Common Stock (incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on May 26, 1992, Registration No. 33-47283)

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included with the signatures in Part II of this Registration Statement)

99.1	Franklin Covey Co. 2022 Omnibus Incentive Plan (incorporated by reference to Current Report on Form 8-K filed with the Commission on January 14, 2022)

99.2	Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan (incorporated by reference to Current Report on Form 8-K filed with the Commission on January 24, 2025)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 5, 2025.

FRANKLIN COVEY CO.

By:	/s/ Paul S. Walker
Name: Paul S. Walker
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul S. Walker and Stephen D. Young, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Whitman Robert A. Whitman	Chairman of the Board	March 5, 2025

/s/ Paul S. Walker Paul S. Walker	President, Chief Executive Officer, and Director (principal executive officer)	March 5, 2025

/s/ Stephen D. Young Stephen D. Young	Chief Financial Officer and Chief Accounting Officer (principal financial and accounting officer)	March 5, 2025

/s/ Anne H. Chow Anne H. Chow	Director	March 5, 2025

/s/ Craig Cuffie Craig Cuffie	Director	March 5, 2025

/s/ Efrain Rivera Efrain Rivera	Director	March 5, 2025

/s/ Donald J. McNamara Donald J. McNamara	Director	March 5, 2025

/s/ Joel C. Peterson Joel C. Peterson	Director	March 5, 2025

/s/ Nancy Phillips Nancy Phillips	Director	March 5, 2025

/s/ Derek van Bever Derek van Bever	Director	March 5, 2025